Exhibit 99.1
Information for Potential Financing Sources
Recent Operating Performance
     Based on preliminary estimates, SRA expects operating income for the fourth quarter ended June 30, 2011, excluding costs and expenses related to the Transactions, to be generally consistent with operating income for the fourth quarter ended June 30, 2010.